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Education Management Corporation Reports Fiscal 2014 First Quarter Results
- EBITDA of $52.2 million excluding certain expenses on reported net loss of $9.5 million -
- Diluted EPS of $(0.08), or $(0.07) excluding certain expenses -

PITTSBURGH, Oct. 30, 2013 -- Education Management Corporation (NASDAQ: EDMC), one of the largest providers of post-secondary education in North America, today reported its financial results for the three months ended Sept. 30, 2013. Net revenues during the quarter were $580.4 million, a decrease of 4.8 percent from the prior year quarter, and the company reported a net loss of $9.5 million, or $(0.08) per diluted share, as compared to a net loss of $13.1 million, or $(0.11) per diluted share, in the prior year quarter.

"Our faculty and staff across the system are doing an extraordinary job managing through a period of unprecedented change in higher education," said Edward H. West, Education Management's president and CEO. "We remain dedicated to providing our students an education that allows them to build careers as we maintain our focus on investing in new programs, process optimization, and efficiency improvements to support access, affordability, and achievement.

"The first quarter results were in-line with our expectations, and we are encouraged by the recent October start for The Art Institute campuses as new student enrollment was slightly positive year-over-year. In addition, we experienced an improvement of over two percentage points in our 180-day new student cohort retention rate in the first quarter, as compared to the prior year period.”

Financial and Operational Highlights
Financial and operational highlights for the first quarter of fiscal 2014 included the following:

•	Total new students were approximately 30,770, a decrease of 6.1 percent from approximately 32,770 new students in the first quarter of fiscal 2013.

•
For the three months ended Sept. 30, 2013, average enrolled student body was approximately 116,790, a 9.3 percent decline from 128,710 in the prior year quarter. Net revenues were $580.4 million, a decrease of 4.8 percent from $609.6 million recorded in the first quarter of fiscal 2013. The revenue decrease was primarily due to the decline in average enrolled student body which was partially offset by additional revenue days and higher average registered credits per student recognized during the current quarter as compared to the prior year quarter.

•
The company recorded a net loss of $9.5 million, or $(0.08) per diluted share, compared to a net loss of $13.1 million, or $(0.11) per diluted share, for the prior year quarter. The company incurred $1.6 million ($1.0 million net of tax) and $9.1 million ($5.5 million net of tax) of restructuring charges in the current quarter and the prior year quarter, respectively, as well as a loss on an asset disposal of $4.6 million ($2.7 million net of tax) in the prior year quarter. Excluding these expenses, the net loss would have been $8.5 million, or $(0.07) per diluted share, in the current quarter compared to $4.9 million, or $(0.04) per diluted share, in the prior year quarter.

•
Earnings before interest, taxes and depreciation and amortization ("EBITDA") was $50.5 million in the current quarter compared to $53.8 million in the prior year quarter. After adjusting for restructuring charges incurred in each quarter as noted above, EBITDA would have been $52.2 million in the current quarter compared to $62.9 million in the prior year quarter.

•
Cash flows provided by operating activities for the three months ended Sept. 30, 2013 were $127.2 million compared to $156.6 million for the three months ended Sept. 30, 2012. The decrease in cash flow from operations in the current quarter compared to the prior year quarter was primarily due to lower operating results and delays in financial aid receipts that were collected in October 2013.

•	At Sept. 30, 2013, cash and cash equivalents were $163.3 million, compared to $212.0 million at Sept. 30, 2012.

•
On a cash basis, capital expenditures were $17.3 million, or 3.0 percent of net revenues, for the three months ended Sept. 30, 2013 compared to $20.5 million, or 3.4 percent of net revenues, for the three months ended Sept. 30, 2012.

Fiscal 2014 Outlook
For the fiscal year ending June 30, 2014, capital expenditures are projected to be between $80 million and $90 million, compared to $83.2 million in the fiscal year ended June 30, 2013. Based on current assumptions regarding market conditions and excluding restructuring and other special charges that have been or may be incurred, including charges which will be incurred in the second fiscal quarter associated with restructurings affecting less than two percent of the company's workforce, the company provided the following outlook for fiscal 2014.

Reconciliation of Fiscal Year 2014 Second Quarter and Annual Outlook of Net Income to EBITDA
(Dollars in millions, except earnings per share) (Unaudited)

Fiscal 2014 Outlook – 2nd Quarter:	For the Three Months Ending December 31, 2013
	Low	High
Earnings per diluted share	$0.07	$0.08

Net income	$9	$10
Income tax expense	6	8
Net interest expense	32	32
Depreciation and amortization	38	38
EBITDA	$85	$88

Fiscal 2014 Outlook – Annual:	For the Twelve Months Ending June 30, 2014
	Low	High
Earnings per diluted share	$0.21	$0.28
Earnings per diluted share excluding expenses related to restructuring charges	$0.22	$0.29

Net income	$27	$36
Expenses related to restructuring charges, net of tax	1	1
Net income excluding expenses related to restructuring charges	$28	$37

Income tax expense	19	25
Net interest expense	126	126
Depreciation and amortization	152	152
EBITDA excluding expenses related to restructuring charges	$325	$340

The above discussion of the company's fiscal 2014 outlook includes information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As more fully described below under the heading “Cautionary Statement,” these and other forward-looking statements are based on information currently available to management and involve estimates, assumptions, risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially and unpredictably from any future results, performance or achievements expressed or implied by such forward-looking statements.

The company's quarterly revenues and income fluctuate primarily as a result of the pattern of student enrollments, and its first fiscal quarter is typically the lowest revenue quarter of the fiscal year due to student vacations. However, the seasonality of the company's business has decreased over the last several years, primarily due to the percentage of students enrolling in online programs, which generally experience less seasonal fluctuation than campus-based programs.

The presentation of EBITDA as well as the presentations excluding certain expenses, do not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of EBITDA and EBITDA and net income excluding certain expenses, together with a reconciliation to net income, which is the most directly comparable GAAP financial measure, see the Non-GAAP Financial Measures disclosure in the financial tables section below.

Conference Call and Webcast
Education Management Corporation will host a conference call to discuss its fiscal 2014 first quarter results on Thursday, Oct. 31, 2013 at 9 a.m. (Eastern Time). Those wishing to participate in this call should dial 412-317-6789 approximately 10 minutes prior to the start of the call. A listen-only audio of the conference call will also be broadcast live over the Internet at www.edmc.edu. A replay of the conference call will be available at www.edmc.edu for up to one year.

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	For the Three Months Ended September 30,
	2013	2012	% Change
Net revenues	$580,380	$609,564	(4.8)%
Costs and expenses:
Educational services (1)	357,688	381,296	(6.2)%
General and administrative (2)	172,169	174,492	(1.3)%
Depreciation and amortization (3)	38,605	44,145	(12.5)%
Total costs and expenses	568,462	599,933	(5.2)%
Income before interest and income taxes	11,918	9,631	23.7%
Interest expense, net	31,866	31,452	1.3%
Loss before income taxes	(19,948)	(21,821)	8.6%
Income tax benefit	(10,434)	(8,728)	19.5%
Net loss	$(9,514)	$(13,093)	27.3%
Loss per share:
Basic	$(0.08)	$(0.11)
Diluted	$(0.08)	$(0.11)
Weighted average number of shares outstanding:
Basic	124,657	124,478
Diluted	124,657	124,478

(1)	Includes restructuring charges of $0.8 million and $8.2 million in the three months ended Sept. 30, 2013 and 2012, respectively.

(2)	Includes restructuring charges of $0.8 million and $0.9 million in the three months ended Sept. 30, 2013 and 2012, respectively.

(3)	Includes a $4.6 million charge in the three months ended Sept. 30, 2012 related to software assets that no longer had a useful life.

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30, 2013	June 30, 2013	September 30, 2012
	(Unaudited)		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$163,307	$130,695	$211,956
Restricted cash	273,037	271,340	277,376
Total cash, cash equivalents and restricted cash	436,344	402,035	489,332
Student receivables, net of allowances of $181,230, $174,760 and $239,315	340,858	206,406	234,777
Notes, advances and other receivables	63,887	32,547	30,856
Deferred income taxes	76,927	76,927	102,668
Prepaid income taxes	28,350	20,854	15,789
Other current assets	35,619	32,850	50,897
Total current assets	981,985	771,619	924,319
Property and equipment, net	503,350	525,625	626,337
Other long-term assets	67,063	48,524	52,621
Intangible assets, net	300,141	300,435	329,658
Goodwill	669,090	669,090	963,550
Total assets	$2,521,629	$2,315,293	$2,896,485
Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt	$11,977	$12,076	$12,076
Revolving credit facility	—	75,000	—
Accounts payable	32,493	32,559	30,168
Accrued liabilities	147,355	157,417	154,342
Unearned tuition	421,721	113,371	168,601
Advance payments	89,235	95,675	238,957
Total current liabilities	702,781	486,098	604,144
Long-term debt, less current portion	1,272,788	1,273,164	1,450,583
Deferred income taxes	70,419	70,316	110,053
Deferred rent	196,020	201,202	198,449
Other long-term liabilities	32,636	34,414	46,429
Shareholders’ equity:
Common stock, at par	1,437	1,435	1,434
Additional paid-in capital	1,799,788	1,794,846	1,781,345
Treasury stock, at cost	(328,605)	(328,605)	(328,605)
Accumulated deficit	(1,213,450)	(1,203,936)	(949,053)
Accumulated other comprehensive loss	(12,185)	(13,641)	(18,294)
Total shareholders’ equity	246,985	250,099	486,827
Total liabilities and shareholders’ equity	$2,521,629	$2,315,293	$2,896,485

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	For the Three Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(9,514)	$(13,093)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization of property and equipment	37,087	42,616
Amortization of intangible assets	1,518	1,529
Bad debt expense	45,063	48,931
Amortization of debt issuance costs	3,618	1,280
Share-based compensation	4,174	3,613
Non cash adjustments related to deferred rent	(4,441)	(3,622)
Amortization of deferred gains on sale-leaseback transactions	(563)	—
Changes in assets and liabilities:
Restricted cash	(1,697)	(9,496)
Receivables	(58,003)	(91,299)
Reimbursements for tenant improvements	73	1,202
Inventory	(377)	(1,654)
Other assets	(1,688)	(1,144)
Purchase of loans	(3,315)	—
Accounts payable	904	(21,896)
Accrued liabilities	(16,322)	10,624
Unearned tuition	(12,992)	52,324
Advance payments	143,682	136,662
Total adjustments	136,721	169,670
Net cash flows provided by operating activities	127,207	156,577
Cash flows from investing activities:
Expenditures for long-lived assets	(17,332)	(20,541)
Reimbursements for tenant improvements	(73)	(1,202)
Net cash flows used in investing activities	(17,405)	(21,743)
Cash flows from financing activities:
Payments under revolving credit facility	(75,000)	(111,300)
Issuance of common stock	770	—
Principal payments on long-term debt	(3,043)	(2,885)
Net cash flows used in financing activities	(77,273)	(114,185)
Effect of exchange rate changes on cash and cash equivalents	83	299
Net change in cash and cash equivalents	32,612	20,948
Cash and cash equivalents, beginning of period	130,695	191,008
Cash and cash equivalents, end of period	$163,307	$211,956
Cash paid (received) during the period for:
Interest (including swap settlement)	$38,475	$22,044
Income taxes, net of refunds	(2,477)	1,059
	As of September 30,
Noncash investing activities:	2013	2012
Capital expenditures in current liabilities	$7,606	$9,050

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

The company reports results in four segments - The Art Institutes, Argosy University, Brown Mackie Colleges and South University. The company evaluates segment performance based on EBITDA excluding certain expenses. Adjustments to reconcile segment results to consolidated results are included under the caption “Corporate and Other,” which primarily includes unallocated corporate activity.

EBITDA, a measure used by management to measure operating performance, is defined as net income before net interest expense, income taxes and depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management also presents diluted earnings per share, net loss and EBITDA after adjusting for certain expenses, which also are non-GAAP financial measures. Management believes this presentation is also helpful in highlighting trends in our business because it excludes certain expenses management believes are not indicative of ongoing operations. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to similarly titled measures of other companies. A reconciliation of EBITDA excluding certain expenses by segment to consolidated net loss to consolidated net loss, excluding certain expenses is detailed below:

Segment Information and Reconciliation of EBITDA to Net Loss to
Net Loss Excluding Certain Expenses
(In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended September 30,
	2013	2012	% Change
Net revenues:
The Art Institutes	$356,516	$380,139	(6.2)%
Argosy University	83,148	81,920	1.5%
Brown Mackie Colleges	70,186	73,972	(5.1)%
South University	70,530	73,533	(4.1)%
Total EDMC	580,380	609,564	(4.8)%

EBITDA excluding certain expenses:
The Art Institutes	59,097	69,419	(14.9)%
Argosy University	3,385	170	N/M
Brown Mackie Colleges	6,284	9,206	(31.7)%
South University	5,392	7,232	(25.4)%
Corporate and other	(21,990)	(23,106)	4.8%
Total EDMC	52,168	62,921	(17.1)%

Reconciliation to EBITDA:
Restructuring	1,645	9,145	N/M
EBITDA	50,523	53,776	(6.0%)

Reconciliation to net loss:
Depreciation and amortization	38,605	44,145	(12.5%)
Net interest expense	31,866	31,452	1.3%
Income tax benefit	(10,434)	(8,728)	19.5%
Net loss	$(9,514)	$(13,093)	27.3%

Restructuring, net of tax	987	5,488	(82.0)%
Loss on disposal of asset, net of tax	—	2,753	N/M
Net loss, excluding certain expenses	$(8,527)	$(4,852)	(75.7)%

Diluted loss per share	$(0.08)	$(0.11)
Diluted loss per share, excluding certain expenses	$(0.07)	$(0.04)

New Student Enrollment

	For the Three Months Ended September 30,
	2013	2012	% Change
The Art Institutes	15,570	16,930	(8.0)%
Argosy University	5,750	5,890	(2.4)%
Brown Mackie Colleges	4,800	5,040	(4.8)%
South University	4,650	4,910	(5.3)%
Total EDMC	30,770	32,770	(6.1)%
The new student enrollment data shown above includes the number of new students who enrolled in fully online programs at The Art Institute of Pittsburgh, Argosy University and South University. Total new students who enrolled in fully online programs for the three months ended Sept. 30, 2013 were approximately 7,480 as compared to 8,650 in the three months ended Sept. 30, 2012.

Average Enrolled Student Body

	For the Three Months Ended September 30,
	2013	2012	% Change
The Art Institutes	60,280	66,870	(9.9)%
Argosy University	23,200	24,620	(5.8)%
Brown Mackie Colleges	15,950	17,410	(8.4)%
South University	17,360	19,810	(12.4)%
Total EDMC	116,790	128,710	(9.3)%
Average enrolled student body is the three month average of the unique students who met attendance requirements within each month of the quarter. The data above includes the number of students enrolled in fully online programs at The Art Institute of Pittsburgh, Argosy University and South University. The average enrolled student body in fully online programs was approximately 29,570 for the three months ended Sept. 30, 2013 as compared to 33,590 in the three months ended Sept. 30, 2012.

For October 2013, starting student body enrollment for Total EDMC was approximately 125,560, a decrease of 7.4 percent from October 2012. Starting student body reflects the campus-based student census after the add/drop period for the first month of the fiscal quarter plus the average of fully online students who met attendance requirements in the third month of the prior fiscal quarter.

About Education Management Corporation
Education Management Corporation (www.edmc.edu), with approximately 125,560 students as of October 2013, is among the largest providers of post-secondary education in North America, based on student enrollment and revenue, with a total of 110 locations in 32 U.S. states and Canada. The company offers academic programs to students through campus-based and online instruction, or through a combination of both. The company is committed to offering quality academic programs and strives to improve the learning experience for our students. Its educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including media arts, health sciences, design, psychology and behavioral sciences, culinary, business, fashion, legal, education and information technology.

Cautionary Statement
This press release includes information that could constitute forward-looking statements with the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are based on information currently available to management, concern the company's strategy, plans, intentions or expectations and typically contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “seeks,” “approximately,” “plans,” "projects," or similar words, although the absence of such words does not mean that any particular statement is not forward-looking. All of the statements included in this press release that relate to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results, including the second quarter and annual outlook for fiscal 2014, and including statements regarding expected enrollment, revenue, expense levels, capital expenditures and earnings, are forward-looking statements, as are any statements concerning the company's expected future operations and performance and other future developments. These and other forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially and unpredictably from any future results, performance or achievements expressed or implied by such forward-looking statements. The company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions, and the company cautions that it is very difficult to predict the impact of unknown factors, and impossible to anticipate all factors, that could affect its actual results. Some of the factors that the company believes could affect its results and that could cause actual results to differ materially from expectations include, but are not limited to: the timing and magnitude of student enrollment and changes in student mix, including the relative proportions of campus-based and online students enrolled in its programs; changes in average registered credits taken by students; student retention; the company's ability to maintain eligibility to participate in Title IV programs; changes in government spending; other changes in its students' ability to access federal and state financial aid, as well as obtain loans from third-party lenders; difficulties the company may face in growing its academic programs; increased or unanticipated legal and regulatory costs; the success of cost-cutting initiatives; the results of program reviews and audits; changes in accreditation standards; the implementation of new operating procedures for the company's fully online programs; the potential impact of the draft gainful employment regulation issued by the U. S. Department of Education on August 30, 2013; adjustments to the company's programmatic offerings to comply with the 90/10 rule; its high degree of leverage and ability to generate sufficient cash to service all of its debt obligations and other liquidity needs; market and credit risks associated with the post-secondary education industry, adverse media coverage of the industry and the overall condition of the industry; changes in the overall U.S. or global economies and access to credit and capital markets; the effects of war, terrorism, natural disasters or other catastrophic events and other risks affecting the company, including but not limited to those described in its periodic reports filed with the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934. Education Management does not undertake any obligation to update any forward-looking statements except as required by securities laws.

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